SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
September 2, 2008

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the requirement of Item 5.02(b), we are reporting that on August 27, 2008, Jane C. Hickok advised us that she would retire from Boards of Directors of Community Financial Corporation and its wholly owned subsidiary, Community Bank, effective October 1, 2008.

Pursuant to the requirement of Item 5.02(d), we are reporting the appointment of Norman “Butch” C. Smiley, III, effective October 1, 2008, to fill the unexpired term of Mrs. Hickok as a director of Community Financial Corporation and its subsidiary, Community Bank.  Mr. Smiley is the President of Community Bank.  Mr. Smiley is not currently expected to be named to any  committees of Community Financial Corporation.

There are no arrangements or understandings between Mr. Smiley and any other person pursuant to which Mr. Smiley was selected as a director. There are no transactions to which the registrant is a party and in which Mr. Smiley had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the retirement of Mrs. Hickok and the appointment of Mr. Smiley as a director of Community Financial Corporation and Community Bank is attached to this form 8-K.

Item 9.01  Financial Statements and Exhibits

        (d)    Exhibits

99.1	Press Release dated September 2, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: September 2, 2008	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 2, 2008